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                                                                    EXHIBIT 4.9



          AMENDEMENT NUMBER THREE TO SECOND AMENDED AND RESTATED LOAN
                             AND SECURITY AGREEMENT

          This Amendment Number Three to Second Amended and Restated Loan and Security Agreement ("Amendment") is entered into as of March 26, 1997, by and between FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), and GREYHOUND LINES, INC., a Delaware corporation ("Borrower"), in light of the following:

          FACT ONE: Borrower and Foothill have previously entered into that certain Second Amended and Restated Loan and Security Agreement dated as of June 5, 1995, as amended by Amendment Number One dated as of April 12, 1996 and Amendment Number Two dated as of December 20, 1996 (the "Agreement").

          FACT TWO: Borrower and Foothill desire to further amend the Agreement as provided for and on the conditions herein.

          NOW, THEREFORE, Borrower and Foothill hereby amend and supplement the Agreement as follows:

          1. DEFINITIONS. All initially capitalized terms used in this Amendment shall have the meanings given to them in the Agreement unless specifically defined herein.

          2.   AMENDMENTS.

               (a) Section 1.1 of the Agreement is hereby amended by adding the following definitions:

                    "Exchange Debentures" means Borrower's exchange debentures issued in exchange for the Preferred Stock which debentures shall constitute subordinated Indebtedness of Borrower maturing in 2009.

                    "Preferred Stock" means Borrower's Convertible Exchangeable
               Preferred Stock with a liquidation preference of $25 per share and any additional series of preferred stock authorized and issued by Borrower now or in the future.

                    "Senior Notes due 2007" means Borrower's Senior Notes due
               in 2007 in the original principal amount of $150,000,000.





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               (b)  Section 7.1 of the Agreement is hereby amended by adding the following clauses thereto:

                    "(h) Indebtedness evidenced by Borrower's Senior Notes due
               2007."

                    "(i) Indebtedness evidenced by Borrower's Exchange
               Debentures, if any."

               (c) Section 7.12 of the Agreement is hereby amended in its entirety to read as follows:

                    "7.12 Distributions. Make any cash distribution or declare or pay any cash dividends on, or purchase, acquire, redeem, or retire for cash or debt any of its capital stock, of any class, whether now or hereafter outstanding; provided, however, that prior to the occurrence of an Event of Default, Borrower may make cash payments of regularly scheduled quarterly dividends on outstanding shares of Preferred Stock in an amount not to exceed $10,000,000 in the aggregate per year."

          3. REPRESENTATIONS AND WARRANTIES. Borrower hereby affirms to Foothill that all of Borrower's representations and warranties set forth in the Agreement are true, complete and accurate in all respects as of the date hereof, except to the extent that they relate solely to an earlier date in which case they shall be true, complete and accurate as of such earlier date.

          4. CONDITION PRECEDENT. The effectiveness of this Amendment is expressly conditioned receipt by Foothill of an executed copy of this Amendment.

          5. COSTS AND EXPENSES. Borrower shall pay to Foothill all of Foothill's out-of-pocket costs and expenses (including, without limitation, the reasonable fees and expenses of its counsel) arising in connection with the preparation, execution, and delivery of this Amendment.

          6. LIMITED EFFECT. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Agreement, as amended and supplemented hereby, shall remain in full force and effect.

          7. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such





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counterparts, taken together, shall constitute but one and the same Amendment.
This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto.


          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.


                                        FOOTHILL CAPITAL CORPORATION,
                                        a California corporation


                                        By: /s/ KEVIN M. LOYLE
                                           ----------------------------------
                                        Title: Senior Vice President
                                              -------------------------------


                                        GREYHOUND LINES, INC.,
                                        a Delaware corporation


                                        By: /s/ STEVEN L. KORBY
                                           ----------------------------------
                                        Title: Executive Vice President & CFO
                                              -------------------------------






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          The undersigned has executed a Security Agreement-Stock Pledge in favor of Foothill Capital Corporation ("Foothill") collateralizing the obligations of Greyhound Lines, Inc., ("Greyhound") owing to Foothill. The undersigned acknowledges the terms of the above Amendment and reaffirms and agrees that: its Security Agreement-Stock Pledge remains in full force and effect; nothing in such Security Agreement-Stock Pledge obligates Foothill to notify the undersigned of any changes in the financial accommodations made available to Greyhound or to seek reaffirmations of the Security Agreement-Stock Pledge; and no requirement to so notify the undersigned or to seek reaffirmations in the future shall be implied by the execution of this reaffirmation.


                                        T & V HOLDING COMPANY,
                                        a Delaware corporation

                                        By: /s/ STEVEN L. KORBY
                                           ----------------------------------
                                        Name: Steven L. Korby
                                             --------------------------------
                                        Title: Executive Vice President
                                              -------------------------------




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